 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2024
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Battery Street
San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 9, 2024, upon recommendation of its Nominating, Governance and Corporate Citizenship Committee, the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”) elected David Marberger to serve as a Class III member of the Board and appointed Mr. Marberger to serve as a member of the Board’s Audit Committee, effective immediately. Mr. Marberger will serve as a member of the Board until the Company’s 2025 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation, retirement or removal. The Board determined that Mr. Marberger is an “independent” director under the New York Stock Exchange rules and meets all applicable requirements to serve on the Audit Committee.
Mr. Marberger will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described under the heading “Non-Employee Director Compensation During Fiscal Year 2022” in the Company’s Proxy Statement for its 2023 Annual Meeting, filed with the Securities and Exchange Commission on March 7, 2023. In connection with his election as a director, the Board granted restricted stock unit awards (“RSUs”) representing the right to receive shares of Class A common stock under the Company’s 2019 Equity Incentive Plan with a grant date fair value of $155,000. The RSUs vest in full on the earlier of (i) the day before the next annual meeting or (ii) the one-year anniversary of the date of grant.
Mr. Marberger is not a party to any arrangement or understanding with any person pursuant to which he was elected as a director, nor is he a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.
Mr. Marberger has served as Executive Vice President and Chief Financial Officer of Conagra Brands, Inc. since 2016. In this role, he oversees Conagra’s finances and information technology. Prior to joining Conagra, Mr. Marberger served as Chief Financial Officer at Prestige Brands, a provider of over-the-counter health care products with a portfolio of over 80 brands. Prior to Prestige Brands, he served as Chief Financial Officer of Godiva Chocolatier for seven years, where he was responsible for the finance, accounting, audit, tax and IT functions, in addition to overseeing Godiva’s worldwide strategic planning process. Prior to joining Godiva, Mr. Marberger served as Chief Financial Officer of Tasty Baking Company and spent 10 years at Campbell Soup Company, where he held finance roles with increasing responsibility. He began his career at PriceWaterhouseCoopers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	January 9, 2024	By:	/s/ NANCI PRADO
		Name:	Nanci Prado
		Title:	Deputy General Counsel